Exhibit (c)(4)

August 4, 2014 Project Fusion Special Committee Discussion Materials

These discussion materials, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Conflicts Committee of the Board of Directors (the “Committee”) of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P. (the “Company”) by Tudor, Pickering, Holt & Co. Securities, Inc. (“TudorPickering”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with TudorPickering in connection therewith. The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without TudorPickering’s express prior written consent. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Board or Directors of the Company (the “Board”), the Company nor TudorPickering takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without TudorPickering’s express prior written consent. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to TudorPickering as of, the date of the materials. Although subsequent developments may affect the contents of the materials, TudorPickering has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Committee, the Board, the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. TudorPickering’s only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction. The materials may not reflect information known to other professionals in other business areas of TudorPickering and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. TudorPickering has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and TudorPickering expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and TudorPickering does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. TudorPickering has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security. The materials do not constitute a commitment by TudorPickering or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, TudorPickering and certain of its affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. TudorPickering provides mergers and acquisitions, restructuring and other advisory services to clients. TudorPickering’s personnel may make statements or provide advice that is contrary to information contained in the materials. TudorPickering’s or its affiliates’ proprietary interests may conflict with the Company’s interests. TudorPickering may have advised, may seek to advise and may in the future advise companies mentioned in the materials. Disclaimer 2

Situation Analysis Financial Analysis of Electron Financial Analysis of Transaction Consideration Pro Forma Impact Appendix Table of Contents 3

I. Situation Analysis 4

Ion acquires 100% of Electron, Proton and Neutron leaving Ion as the sole public entity Acquisition of Electron and Proton funded with ~88% equity and ~12% debt Neutron to be funded with 100% equity Aggregate new Ion debt of $4.2 billion Pro forma Ion leverage of ~5.5x — expecting to receive investment grade rating Pro forma Ion 2015E dividend of $2.00 per share forecast to grow 10% per year through 2020 Units / shares of Electron, Proton and Neutron owned by Ion to be extinguished Ion assumed to acquire Proton and Neutron at 12.5% premium to Proton’s unit price on July 29, 2014 Executive Summary 5 Transaction Overview Proposal to Electron 7/16/2014 (10.0% Premium) 7/29/2014 (12.5% Premium) Implied w/ Implied w/ Actual 8/1/14 Prices Actual 8/1/14 Prices Ion Stock Price $36.91 $35.49 $37.17 $35.49 Electron Unit Price 35.56 33.04 34.34 33.04 Exchange Ratio 0.9337x 0.9337x 0.9142x 0.9142x Implied Price per Unit $34.46 $33.14 $33.98 $32.45 Cash per Unit 4.65 4.65 4.65 4.65 Total Consideration per Unit $39.12 $37.79 $38.63 $37.10 Implied Electron Premium 10.0% 14.4% 12.5% 12.3% Electron Public Unitholders Pro Forma O/S 6.05% 6.05% 5.94% 5.94%

Side by Side Analysis – Management Model

	Status Quo - Electron		Status Quo - Proton (incl Neutron)		Status Quo - Ion (Consolidated)		Status Quo - Ion (Unconsolidated)		Pro Forma Ion
	As of 8/1/2014	As of 12/31/2014	As of 8/1/2014	As of 12/31/2014	As of 8/1/2014	As of 12/31/2014	As of 8/1/2014	As of 12/31/2014	As of 12/31/2014
Current Share Price	$33.04		$80.47		$35.49		$35.49		$35.49
Implied Market Cap [1]	$10,625	$10,688	$67,773	$66,890	$36,492	$36,776	$36,492	$36,776	$75,948
Implied Enterprise Value [2]	15,358	15,452	90,192	89,296	108,592	111,726	45,775	46,377	116,765
EV / EBITDA									
2014E	12.8x		15.2x		14.7x		15.6x		NA
2015E	12.4x		13.7x		13.6x		14.9x		14.6x
2016E	12.3x		12.0x		12.2x		13.5x		13.1x
Price / DCF per LP Unit [3]									
2014E	12.6x		14.5x		20.6x		20.6x		NA
2015E	12.6x		14.0x		19.3x		19.3x		15.8x
2016E	12.8x		13.1x		17.8x		17.8x		14.7x
Distribution Yield [3]									
Current	7.9%		6.9%		4.8%		4.8%		NA
2014E	7.9%		6.9%		4.8%		4.8%		NA
2015E	7.9%		7.2%		5.2%		5.2%		5.6%
2016E	7.9%		7.7%		5.6%		5.6%		6.2%
Leverage Stats									
2014 YE Debt / 2014 EBITDA	4.0x		3.7x		5.0x		3.3x		NA
2015 YE Debt / 2015 EBITDA	4.3x		3.7x		5.0x		3.2x		5.6x
2014 Distribution Coverage Ratio	1.01x		0.99x		1.00x		1.00x		NA
2015 Distribution Coverage Ratio	1.02x		0.98x		1.00x		1.00x		1.1x
% of CF that goes to IDRs [3]	26%		41%		NA		NA		NA
EBITDA Growth									
2014 - 2016 CAGR	2.1%		12.3%		9.9%		7.7%		10.0%
2014 - 2018 CAGR	5.8%		12.6%		11.0%		9.6%		11.1%
DCF / LP Unit Growth [3]									
2014 - 2016 CAGR	(0.7%)		5.1%		7.7%		7.7%		18.7%
2014 - 2018 CAGR	1.9%		5.7%		6.6%		6.6%		15.0%
Distribution / LP Unit Growth [3]									
2014 - 2016 CAGR	0.0%		5.2%		7.7%		7.7%		18.7%
2014 - 2018 CAGR	1.7%		5.7%		6.6%		6.6%		15.0%
Parent Ownership	40.0%		9.2%		NA		NA		NA

Source: "Project Fusion Model v07.16.14" as provided by Management, FactSet.
(1) Values GP and IDR cash flow at LP yield for both Electron and Proton. PF Ion market cap calculated using SQ Ion share price of $35.49.
(2) Implied Enterprise Value for Status Quo Ion (Consolidated) includes market value of units held by public Electron and Proton unitholders and excludes ~317 million warrants with a strike price of $40.00 each. Consolidated metrics include full EBITDA and debt at Electron and Proton. Metrics as of 12/31/14 are based on unit/share counts and debt balances as of that date, and assume most recent publicly-available cash balances and minority interest are held constant through 12/31/14.
(3) DCF/unit, Distribution/unit and % of CF that goes to IDRs for Proton include givebacks for Copano acquisition, per management model.

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6

Financial Forecast Comparison

Management vs. Wall Street Consensus

($ in millions, except per share / unit data)

Electron	Wall Street Consensus 2014E	2015E	2016E	Management Estimates 2014E	2015E	2016E	Delta (%) 2014E	2015E	2016E	Delta ($) 2014E	2015E	2016E
EBITDA	$1,178	$1,261	$1,297	$1,198	$1,240	$1,249	(1.7%)	1.7%	3.8%	($20)	$21	$48
DCF/Unit	2.72	2.75	2.67	2.62	2.63	2.58	3.8%	4.3%	3.4%	0.10	0.11	0.09
Distribution/Unit	2.60	2.60	2.60	2.60	2.60	2.60	0.0%	0.0%	0.0%	-	-	-

Proton	Wall Street Consensus 2014E	2015E	2016E	Management Estimates 2014E	2015E	2016E	Delta (%) 2014E	2015E	2016E	Delta ($) 2014E	2015E	2016E
EBITDA	$5,791	$6,477	$7,018	$5,943	$6,561	$7,491	(2.6%)	(1.3%)	(6.3%)	($152)	($85)	($473)
DCF/Unit	5.65	5.98	6.28	5.57	5.73	6.15	1.5%	4.2%	2.2%	0.08	0.24	0.13
Distribution/Unit	5.58	5.83	6.03	5.58	5.83	6.18	0.0%	0.0%	(2.4%)	-	-	(0.15)

Ion	Wall Street Consensus 2014E	2015E	2016E	Management Estimates 2014E	2015E	2016E	Delta (%) 2014E	2015E	2016E	Delta ($) 2014E	2015E	2016E
EBITDA(1)	$6,914	$7,390	$7,302	$7,382	$7,993	$8,911	(6.3%)	(7.5%)	(18.1%)	($468)	($602)	($1,609)
CFPS	1.74	1.87	2.05	1.72	1.84	2.00	1.2%	1.8%	2.7%	0.02	0.03	0.05
Dividend/Share	1.72	1.86	2.02	1.72	1.84	2.00	0.0%	1.0%	1.2%	0.00	0.02	0.02

Source: Wall Street Consensus based off analysts' guidance provided by FactSet as of 8/1/2014. Management estimates per "Project Fusion Model v07.16.14" as provided by Management.
(1) Represents fully consolidated EBITDA.

TUDOR PICKERING HOLT & CO
7

Indexed Unit Price Performance Since Electron IPO Since Electron Parent / Former Parent Merger Ann. 2014 Year-to-date July 1, 2014-to-date 8 ___________________________________ Source: FactSet as of 8/1/2014. Note: Equal weighted, total return (dividends reinvested and calculated using ex-dates). Electron Select Comp Group: EEP, ETP, KMP, OKS, SEP, TCP and WPZ. (1) Alerian MLP index as of 7/25/14. 156% 148% 169% 149% (3%) (8%) (1%) (1%) (0%) 11% (3%) 16% 5% 2% Electron Select Comp Group Electron Alerian MLP Index Ion Proton (1) 49% 5% 72% 35% 50% 90% 95% 100% 105% 110% Jul-01 Jul-06 Jul-11 Jul-16 Jul-21 Jul-26 Jul-31 80% 100% 120% 140% 160% 180% 200% Oct-11 Feb-12 Jun-12 Oct-12 Feb-13 Jun-13 Oct-13 Feb-14 Jun-14 50% 100% 150% 200% 250% 300% 350% Nov-07 May-08 Nov-08 May-09 Nov-09 May-10 Nov-10 May-11 Nov-11 May-12 Nov-12 May-13 Nov-13 May-14

II. Financial Analysis of Electron 9

2014E – 2018E forecast per detailed Management projections 2019E – 2023E forecast per Management guidance 5% EBITDA growth (2% baseline, 3% capex growth) Maintenance capex equal to 3.25% of EBITDA 7.0x growth capex multiple Growth capex funded with 50% equity and 50% debt Status Quo Electron Financial Overview 10 Management Financial Forecast Management Model Assumptions __________________________________ Source: “Project Fusion Model v07.16.14” as provided by Management, Barclay’s “Project Fusion – Discussion Materials” presentation dated 7/17/2014, company filings, Wall Street Research. 2012A and 2013A weighted average LP units outstanding per Electron 10K. Issuances assume a unit price based on 8% yield per the Management model and no equity issuance discount. ($ in millions, except per unit amounts) (1) CAGR 2012A 2013A 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 14 - '18 14 - '23 EBITDA $1,073 $1,113 $1,198 $1,240 $1,249 $1,441 $1,499 $1,574 $1,653 $1,735 $1,822 $1,913 5.8% 5.3% Capex Maintenance Capex $46 $39 $47 $47 $47 $48 $48 $51 $54 $56 $59 $62 0.5% 3.1% Growth Capex 65 111 1,141 648 1,090 406 111 331 347 364 383 402 (44.1%) (10.9%) Total $111 $150 $1,188 $695 $1,137 $453 $159 $382 $401 $421 $442 $464 (39.5%) (9.9%) Distributable Cash Flow $731 $776 $827 $861 $861 $996 $1,041 $1,103 $1,168 $1,236 $1,307 $1,382 5.9% 5.9% Distribution Coverage Ratio 1.10x 1.01x 1.01x 1.02x 0.99x 1.03x 1.02x 1.02x 1.02x 1.02x 1.02x 1.02x DCF / LP Unit $2.82 $2.62 $2.62 $2.63 $2.58 $2.78 $2.83 $2.92 $3.01 $3.09 $3.18 $3.28 1.9% 2.5% Distributions / LP Unit 2.25 2.55 2.60 2.60 2.60 2.73 2.78 2.87 2.96 3.05 3.14 3.23 1.7% 2.5% Wtd. Avg. LP Units Outstanding 211 217 226 234 240 250 256 259 263 268 273 278 3.1% 2.3% Debt & Credit Statistics Total Debt $4,339 $4,248 $4,764 $5,301 $6,103 $6,035 $6,108 $6,273 $6,447 $6,629 $6,820 $7,021 6.4% 4.4% Debt / EBITDA 4.0x 3.8x 4.0x 4.3x 4.9x 4.2x 4.1x 4.0x 3.9x 3.8x 3.7x 3.7x Other Equity Issuance (2) $279 $87 $462 $131 $263 $394 $0 $165 $174 $182 $191 $201

Electron Selected Company Metrics

($ in millions)

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P
				Distribution Yield						Dist. Growth	Price[4]		Enterprise Value[4]		Net Debt
											DCF/Unit		EBITDA		
Company	Unit Price	Total Equity Market Value[1]	Enterprise Value	LQA	2014E	2015E	Current % of Dist. to IDR[2]	Current Breakeven Yield[3]	Current Tier (LP / GP)	Current to 2016E CAGR	2014E	2015E	2014E	2015E	2014E EBITDA
Enbridge Energy Partners LP	$33.67	$14,732	$22,851	6.6%	6.6%	7.0%	0%	6.6%	100 / 0	5%	14.9x	14.5x	15.3x	13.0x	3.7x
Energy Transfer Partners LP	56.14	30,316	52,596	6.8%	6.8%	7.1%	36%	10.6%	51 / 49	4%	12.1x	13.4x	11.9x	11.4x	4.0x
Kinder Morgan Energy Partners LP	80.47	67,773	90,192	6.9%	6.9%	7.2%	44%	12.3%	50 / 50	4%	14.3x	13.6x	15.6x	13.9x	3.8x
ONEOK Partners LP	55.74	20,017	24,125	5.5%	5.5%	5.9%	29%	7.7%	50 / 50	8%	16.4x	15.9x	14.9x	13.3x	3.3x
Spectra Energy Partners LP	51.62	18,520	23,057	4.3%	4.4%	4.8%	19%	5.3%	50 / 50	10%	18.2x	18.0x	15.0x	13.9x	3.8x
TC Pipelines Partners LP	52.71	3,371	4,134	6.4%	6.3%	6.6%	1%	6.4%	85 / 15	3%	14.7x	15.0x	11.8x	10.4x	4.4x
Williams Partners LP	50.31	34,474	46,088	7.3%	7.3%	7.8%	30%	10.4%	50 / 50	6%	15.9x	12.2x	15.3x	12.4x	3.7x
Median		$20,017	$24,125	6.6%	6.6%	7.0%	29%	7.7%		5%	14.9x	14.5x	15.0x	13.0x	3.8x
Mean		27,029	37,578	6.2%	6.3%	6.6%	23%	8.5%		6%	15.2x	14.7x	14.3x	12.6x	3.8x
Min		$3,371	$4,134	4.3%	4.4%	4.8%	0%	5.3%		3%	12.1x	12.2x	11.8x	10.4x	3.3x
Max		67,773	90,192	7.3%	7.3%	7.8%	44%	12.3%		10%	18.2x	18.0x	15.6x	13.9x	4.4x
Electron	$33.04	$10,625	$15,358	7.9%	7.9%	7.9%	26%	10.7%	50 / 50	0%	12.3x	12.1x	13.0x	12.2x	4.0x

Source: Company filings, FactSet, Wall Street research, as of 8/1/2014.
(1) GP & IDRs valued at LP yield.
(2) Cash distributed to incentive distribution rights based on the current LP distribution per LP unit.
(3) Breakeven yield refers to MLP yield divided by one minus the percentage of cash flows entitled to owners of the incentive distribution rights.
(4) EBITDA multiples based on FactSet Wall Street median estimates. DCF/unit multiples based on Wall Street research reports.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

11

Select Comparable Transactions

($ in millions, except per unit data)

A	B	C	D	E	F
Date Announced	Acquirer	Target	% of Target Owned by Acquiror Prior to the Transaction	Transaction Value ($MM)	FY 1/NTM EBITDA Multiple
10/22/13	Plains All American Pipeline LP	Plains Natural Gas Storage LP	46%	$2,193	17.3x
10/10/13	PVR Partners LP	Regency Energy Partners LP	-	5,454	13.8x
5/6/13	Crestwood Midstream Partners LP	Inergy Midstream LP	-	2,671	14.9x
1/29/13	Kinder Morgan Energy Partners LP	Copano Energy LLC		4,850	13.5x
10/17/11	Kinder Morgan Inc.	El Paso Corporation	-	37,255	10.9x
6/16/11	Energy Transfer Equity LP	Southern Union Co.	-	9,120	10.3x
4/29/11	Enterprise Products Partners	Duncan Energy Partners	58%	3,443	10.0x
5/24/10	Williams Partners, L.P.	Williams Pipeline Partners L.P.	-	926	11.7x
6/29/09	Enterprise Product Partners LP	TEPPCO Partners LP	-	6,366	11.3x
6/12/06	Plains All American Pipeline LP	Pacific Energy Partners LP	-	2,029	14.0x
11/1/04	Valero LP	Kaneb Pipeline Partners LP	-	2,772	13.8x
12/15/03	Enterprise Products Partners LP	GulfTerra Energy Partners LP	-	5,085	10.7x
Median				$4,146	12.6x
Mean				$6,847	12.7x
Min				$926	10.0x
Max				$37,255	17.3x

Source: Company press releases, IHS Herold, Wall Street research.
Note: Includes U.S., corporate midstream transactions greater than $500mm beginning 1/1/2003. Excludes dropdowns and asset transactions.

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12

Analysis at Various Prices 13 ($ in millions, except per unit data) __________________________________ Source: Management model, FactSet, Wall Street research, as of 8/1/2014. GP & IDRs valued at LP yield. Premium applied to the LP value only. Unit count estimated as of 12/31/2014 per Management model. Debt as of 12/31/2014 per Management model. Electron Select Comp Group: EEP, ETP, KMP, OKS, SEP, TCP and WPZ. Based on select comparable transactions for Electron. Exchange Ratio Sensitivities 7/29 7/16 7/29 7/16 Median Comps Electron 12.5% Premium 10.0% Premium 15.8% Premium 12.5% Premium Metric Current 0.9142x 0.9337x 0.9451x 0.9578x Trading (3) Transaction (4) Stock $32.45 $33.14 $33.54 $33.99 Cash 4.65 4.65 4.65 4.65 Implied Unit Price $33.04 $37.10 $37.79 $38.19 $38.64 Implied Premium to Current Unit Price 12.3% 14.4% 15.6% 17.0% Implied Premium to Unit Price on 7/16/14 (7.1%) 4.3% 6.3% 7.4% 8.7% Implied Premium to Unit Price on 7/29/14 (3.8%) 8.0% 10.0% 11.2% 12.5% Implied LP Equity Value $7,666 $8,607 $8,768 $8,862 $8,967 Implied Total Equity Value (1) $10,688 $11,629 $11,790 $11,884 $11,989 Implied Enterprise Value (2) $15,452 $16,393 $16,554 $16,648 $16,752 EV / EBITDA 2014E $1,198 12.9x 13.7x 13.8x 13.9x 14.0x 15.0x 12.6x 2015E 1,240 12.5x 13.2x 13.4x 13.4x 13.5x 13.0x - 2016E 1,249 12.4x 13.1x 13.3x 13.3x 13.4x 11.1x - Price / Distributable Cash Flow per LP Unit 2014E $2.62 12.6x 14.2x 14.4x 14.6x 14.8x 14.9x - 2015E 2.63 12.6x 14.1x 14.4x 14.5x 14.7x 14.5x - Distributions per Unit / Price Current LQA $2.60 7.9% 7.0% 6.9% 6.8% 6.7% 6.6% - 2014E 2.60 7.9% 7.0% 6.9% 6.8% 6.7% 6.6% - 2015E 2.60 7.9% 7.0% 6.9% 6.8% 6.7% 7.0% - Implied Pro Forma Ownership of Ion 5.94% 6.05% 6.12% 6.20%

III. Financial Analysis of Transaction Consideration 14

Pro Forma Ion Model Assumptions 15 Purchase Price Ion purchases all of the publicly owned equity in Electron, Proton and Neutron on 1/1/15 Proton and Electron purchased at 12.5% premium Neutron purchased at Proton price All share / unit prices as of 8/1/2014 Estimated year-end 2014 share / unit counts are utilized Transaction Financing Ion finances Proton and Electron acquisitions with ~88% equity / ~12% debt Assumes outstanding Proton and Electron debt $4.0 billion of new acquisition debt issued at 4.75% interest rate Ion finances the Neutron acquisition with 100% equity $200 million of transaction expenses paid for with debt (4.75%) Taxes Assumes Ion steps-up the value of the assets attributable to the public unitholders of Proton and Electron for tax purposes Asset values attributable to Ion’s current ownership in Proton and Electron retain current proportional inside basis plus basis for 2014 growth capex Citrus and NGPL cash flows are shielded 80% Plantation dividends of $60 million are shielded 70% $4 million of Ion sustaining capex is 100% expensed for tax purposes 40% of maintenance capex is expensed for tax purposes All interest expense fully expensed Assumes 36.5% tax rate Equity, Debt & Capex Assumes 2015 – 2023 Proton / Electron debt maturities are refinanced at Ion at 4.75% interest rate (steps up to 5.75% over time) Ion funds growth capex with $4.0 billion in aggregate equity issuance from 2016 – 2017 and funds the remaining growth capex with debt and retained internally generated cash flow, subsequently 2017 equity issuance reduced by ~$260 million of monies not paid out due to warrant dilution Debt issuance assumes 4.75% interest rate (rate steps up to 5.75% over time) Assumes pro forma Ion warrant conversion into ~68 million Ion shares calculated assuming 298 million warrants outstanding with a strike price of $40.00 and Ion share price at conversion of $51.87 (4.5% yield) Other Ion 2015 dividend of $2.00 with a 10% dividend growth rate through 2020 (excess cash used to repay debt) Assumes $20 million in synergies comprised primarily of savings of public company expenses due to consolidation __________________________________ Source: “Project Fusion Model v07.16.14” as provided by Management, Barclays Project Fusion presentation received 7/18/14. Note: All assumptions per Management.

Summary of Potential Consolidation Pro Forma Capitalization (As of January 1, 2015) Pro Forma Ownership Sources & Uses 16 __________________________________ Source: “Project Fusion Model v07.16.14” as provided by Management, Barclay’s “Project Fusion – Discussion Materials” presentation dated 7/16/2014. Note: Exchange ratio based on 12.5% premium on 7/29/14 unit price for Electron and assumes Proton negotiated deal of 12.5% based on 7/29/14 unit price. Based on 8/1/2014 Ion share price of $35.49. ($ in millions) Amount % of Total Cap New Ion Debt $4,200 4% Assumed Proton Debt 22,201 19% Assumed Electron Debt 4,764 4% Existing Ion Debt 9,652 8% Total Debt $40,816 35% New Ion Shares (1) $39,173 34% Existing Ion Shares (1) 36,776 31% Total Capitalization $116,765 100% Share Count (MM) % Ownership Rich Kinder 245 11.4% Other Insiders 124 5.8% Proton / Neutron Owned by Insiders 6 0.3% Electron Owned by Insiders 0 0.0% Total Insider Ownership 375 17.5% Current Ion Public 669 31.3% Proton Public Unitholders 675 31.5% Neutron Public Unitholders 294 13.7% Electron Public Unitholders 127 5.9% Total 2,140 100.0%

Pro Forma Ion Financial Forecast

($ in millions, except per share amounts)

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	CAGR 15 - '18	CAGR 15 - '23
EBITDA	$8,013	$8,931	$9,834	$11,245	$11,797	$12,377	$12,986	$13,625	$14,296	12.0%	7.5%
Capex											
Maintenance Capex	$568	$578	$591	$603	$618	$646	$675	$705	$737	2.0%	3.3%
Growth Capex	4,639	7,136	6,425	3,703	2,435	2,557	2,685	2,819	2,960		
Total	$5,207	$7,714	$7,016	$4,307	$3,054	$3,203	$3,360	$3,524	$3,697	(6.1%)	(4.2%)
Cash Flow for Dividends	$4,859	$5,416	$5,986	$6,862	$7,121	$7,425	$7,739	$8,041	$8,350	12.2%	7.0%
Dividend Coverage	1.12x	1.10x	1.08x	1.13x	1.06x	1.01x	1.00x	1.00x	1.00x		
DCF / Share	$2.24	$2.42	$2.62	$3.00	$3.12	$3.25	$3.39	$3.52	$3.65	10.3%	6.3%
% Growth[1]	*30.3%*	*8.1%*	*8.2%*	*14.6%*	*3.8%*	*4.3%*	*4.2%*	*3.9%*	*3.8%*		
Dividend / Share	$2.00	$2.20	$2.42	$2.66	$2.93	$3.22	$3.39	$3.52	$3.65	10.0%	7.8%
% Growth[1]	*16.3%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*	*5.1%*	*3.9%*	*3.8%*		
Ion Shares Outstanding[2]	2,170	2,237	2,286	2,286	2,286	2,286	2,286	2,286	2,286	1.8%	0.7%
Debt & Credit Statistics											
Total Debt	$45,200	$50,181	$54,594	$57,629	$59,637	$62,131	$64,816	$67,636	$70,596	8.4%	5.7%
Debt / EBITDA	5.6x	5.6x	5.6x	5.1x	5.1x	5.0x	5.0x	5.0x	4.9x		
Other											
PF Ion Equity Issuance	$0	$2,000	$1,780	$0	$0	$0	$0	$0	$0		
SQ Equity Issuance for All Entities	*$1,764*	*$2,095*	*$2,412*	*$3,491*	*$2,478*	*$2,670*	*$2,878*	*$3,104*	*$3,347*	25.5%	8.3%

Source: "Project Fusion Model v07.16.14" as provided by Management, Barclays Project Fusion presentation, company filings, Wall Street Research.
Note: Management model updated for 8/1/14 pricing and latest tax assumptions per Management. Based on 12.5% premium on 7/29/14 unit price for Electron and assumes Proton negotiated deal of 12.5% based on 7/29/14 unit price.

1) Growth rate shown for 2015E based on 2014E status quo Ion metrics.
2) Shares outstanding include dilution from warrants based on the treasury stock method. Warrant exercise price of $40 with implied share price calculated based on a 4.5% yield. Conversion of warrants only through 2017E.

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PF Ion Selected Company Summary

($ in millions, except per share / unit amounts)

A	B	C	D	E	F	G	H	I	J
			Dividend / Distribution Yield			Dist. CAGR	Enterprise Value /		
Selected Companies	Total Equity Market Value[1]	Enterprise Value	LQA	2014E	2015E	Current to 2016E	2014E EBITDA	2015E EBITDA	Debt/ 2014 EBITDA
Pro Forma Ion[2]	$75,948	$116,765			5.6%[3]	10.0%		14.6x	5.6x
Large Cap High Growth / High Dividend Payers									
Median	$130,767	$152,753	3.4%	3.4%	3.7%	6.8%	10.9x	10.4x	1.6x
Mean	145,989	184,199	3.6%	3.6%	3.9%	7.0%	12.0x	11.4x	2.0x
Min	52,088	61,005	3.0%	3.0%	3.3%	4.0%	4.9x	4.6x	0.4x
Max	257,606	473,923	4.7%	4.9%	5.3%	14.8%	20.9x	19.3x	6.4x
Diversified Gas									
Median	$31,206	$52,570	3.2%	3.4%	3.7%	8.9%	13.3x	12.6x	4.9x
Mean	30,394	50,097	3.2%	3.3%	3.6%	9.8%	14.2x	12.5x	5.0x
Min	10,614	18,061	2.6%	2.6%	2.8%	5.1%	9.7x	9.4x	3.8x
Max	42,692	78,316	3.9%	3.9%	4.4%	20.1%	20.7x	14.9x	6.1x
Diversified Midstream MLPs									
Median	$31,217	$46,088	6.6%	6.6%	7.0%	5.7%	15.3x	13.3x	3.8x
Mean	38,177	51,129	5.9%	6.0%	6.3%	6.3%	15.2x	13.5x	3.8x
Min	14,732	22,851	3.9%	4.0%	4.2%	3.8%	11.9x	11.4x	3.5x
Max	68,711	90,192	7.3%	7.3%	7.8%	9.6%	17.4x	15.2x	4.1x
General Partners: Pass-Throughs and C-Corps									
Median	$12,182	$12,171	3.1%	3.1%	4.1%	17.3%	27.5x	22.6x	0.6x
Mean	15,596	17,319	3.4%	3.4%	4.0%	17.5%	28.8x	23.9x	1.2x
Min	1,766	1,791	1.9%	2.0%	2.4%	5.4%	15.7x	14.8x	0.0x
Max	41,934	46,283	5.3%	5.3%	5.4%	32.6%	48.7x	38.2x	3.7x
Large Cap Utilities									
Median	$33,086	$55,744	4.1%	4.1%	4.2%	2.8%	9.6x	9.2x	4.0x
Mean	34,221	58,695	4.2%	4.2%	4.3%	3.0%	9.6x	9.1x	4.1x
Min	22,225	42,470	3.6%	3.6%	3.8%	0.0%	8.1x	7.5x	3.3x
Max	51,830	92,001	4.8%	4.8%	5.0%	6.1%	11.9x	11.0x	5.2x

Source: Company filings. FactSet as of 8/1/14.

Note: Large Cap High Growth / High Dividend Payers include companies who meet the following criteria: in the S&P 500, Market Value > $40 billion, LQA dividend > ~3%, and 2014-2016 dividend growth > ~5%. These companies include: GE, CVX, PG, PFE, PM, CSCO, MCD, MO, SPG and LMT. Diversified Gas include: CNP, ENB-CA, SE, SRE, TRP and WMB. Diversified Midstream MLPs include: EEP, ETP, EPD, OKS, PAA, SEP and WPZ. General Partners include: AHGP, CEQP, ENLC, ETE, KMI, NSH, OKE, PAGP, TRGP, WGP and WMB. Large Cap Utilities include: AEP, D, DUK, EXC, PPL and SO.

(1) GP & IDRs valued at LP yield.

(2) Equity market value and enterprise value based on projected share count and debt at 12/31/14 with Ion share prices as of 8/1/14. Debt / 2014E EBITDA metric based on project YE 2015 debt and 2015E EBITDA. Distribution CAGR based on 2015E - 2016E.

(3) Based on projected 2015E dividend per share of $2.00.

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Electron Standalone vs. Transaction Consideration

Present Value of Future Electron Unit Price

Cash Available for Distributions to LP Unitholders

Assumptions

- 1/1/2015 valuation date
- 8-year discounted cash available for distribution to LP unitholders analysis
- Includes the present value of:
  - Cash available for distribution to LP unitholders through 2022E (total of 8 years)
  - Terminal unit value based on a 12x - 16x DCF multiple on 2023E DCF/unit
- Cost of equity: 11% - 14%
- Mid-year convention for discounting

Valuation Sensitivities

Cost of Equity	Forward DCF Multiple: 12x	14x	16x
11.0%	$32.43	$35.27	$38.11
12.5%	$29.97	$32.52	$35.08
14.0%	$27.76	$30.06	$32.36

PF Ion Unlevered Discounted Cash Flow Analysis

Per Electron Unit

Assumptions

- 1/1/2015 valuation date
- 8-year unlevered analysis
- Valuation adjusted for transaction consideration per Electron unit
  - Exchange ratio of 0.9142x applied to estimated Ion price per share
  - Cash consideration of $4.65 per unit
- Includes the present value of:
  - Estimated cash flows through 2022E (total of 8 years)
  - Terminal value based on a 10x - 15x 2023E EBITDA
- 7% - 10% cost of capital
- Tax rate of 36.5%
- Mid-year convention for discounting

Valuation Sensitivities

WACC	Terminal Forward EBITDA Multiple: 10.0x	12.5x	15.0x
7.0%	$33.57	$42.45	$51.34
8.5%	$29.08	$37.03	$44.98
10.0%	$25.10	$32.22	$39.34

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Electron Standalone vs. Transaction Consideration

Valuation Sensitivities

Present Value of Future Electron Unit Price
(Cash Available for Distributions to LP Unitholders)

PF Ion Unlevered Discounted Cash Flow Analysis[1]
(PF Ion Unlevered Discounted Cash Flow Analysis)

**Electron: +5% EBITDA
Proton / Assets at Ion: +5% EBITDA**

Cost of Equity	Forward DCF Multiple 12x	14x	16x
11.0%	$34.04	$37.02	$40.01
12.5%	$31.46	$34.14	$36.82
14.0%	$29.15	$31.56	$33.97

WACC	Terminal Forward EBITDA Multiple 10.0x	12.5x	15.0x
7.0%	$36.09	$45.42	$54.74
8.5%	$31.37	$39.72	$48.07
10.0%	$27.19	$34.67	$42.15

**Electron: -5% EBITDA
Proton / Assets at Ion: -5% EBITDA**

Cost of Equity	Forward DCF Multiple 12x	14x	16x
11.0%	$30.81	$33.51	$36.22
12.5%	$28.48	$30.90	$33.33
14.0%	$26.38	$28.56	$30.75

WACC	Terminal Forward EBITDA Multiple 10.0x	12.5x	15.0x
7.0%	$31.05	$39.49	$47.93
8.5%	$26.78	$34.33	$41.88
10.0%	$23.00	$29.76	$36.53

**Electron: +5% EBITDA
Proton / Assets at Ion: -5% EBITDA**

Cost of Equity	Forward DCF Multiple 12x	14x	16x
11.0%	$34.04	$37.02	$40.01
12.5%	$31.46	$34.14	$36.82
14.0%	$29.15	$31.56	$33.97

WACC	Terminal Forward EBITDA Multiple 10.0x	12.5x	15.0x
7.0%	$31.73	$40.29	$48.85
8.5%	$27.40	$35.06	$42.72
10.0%	$23.57	$30.43	$37.29

1) Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price.

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20

Electron Standalone vs. Transaction Consideration 21 Present Value of Future PF Ion Share Price Per Electron Unit Present Value of Future Electron Unit Price Distributions / Unit Assumptions Assumptions 1/1/2015 valuation date 8-year discounted distribution per unit analysis Includes the present value of: Distributions to unitholders through 2022E (total of 8 years) Terminal unit value based on a 6% - 8% terminal yield on 2022E distributions Cost of equity: 11% - 14% Mid-year convention for discounting 1/1/2015 valuation date 8-year discounted dividend per share analysis Valuation adjusted for transaction consideration per Electron unit Exchange ratio of 0. 9142x applied to estimated Ion price per share Cash consideration of $4.65 per unit Includes the present value of: Dividends to shareholders through 2022E (total of 8 years) Terminal share value based on a 3% - 7% terminal yield on 2022E dividends Cost of equity: 8% - 12% Mid-year convention for discounting Valuation Sensitivities Valuation Sensitivities Terminal Yield 7% 5% 3% 8.0% $44.21 $54.14 $77.30 10.0% $39.78 $48.35 $68.35 12.0% $35.98 $43.40 $60.71 Cost of Equity Terminal Yield 8% 7% 6% 11.0% $32.21 $34.64 $37.88 12.5% $29.76 $31.95 $34.86 14.0% $27.57 $29.54 $32.16 Cost of Equity

Electron Standalone vs. Transaction Consideration Valuation Sensitivities Electron: +5% EBITDA Proton / Assets at Ion: +5% EBITDA Electron: -5% EBITDA

Proton / Assets at Ion: -5% EBITDA Electron: +5% EBITDA

Proton / Assets at Ion: -5% EBITDA Present Value of Future Electron Unit Price

(Distributions / Unit) Present Value of Future PF Ion Share Price(1)

(Per Electron Unit) 22 __________________________________

Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. Terminal Yield 7% 5% 3% 8.0% $45.91 $56.43 $81.00 10.0% $41.25 $50.34 $71.55 12.0% $37.25 $45.12 $63.48 Cost of Equity Terminal Yield 7% 5% 3% 8.0% $42.49 $51.85 $73.70 10.0% $38.29 $46.37 $65.23 12.0% $34.68 $41.68 $58.00 Cost of Equity Terminal Yield 7% 5% 3% 8.0% $42.96 $52.47 $74.67 10.0% $38.70 $46.91 $66.08 12.0% $35.03 $42.14 $58.74 Cost of Equity Terminal Yield 8% 7% 6% 11.0% $33.83 $36.39 $39.79 12.5% $31.27 $33.56 $36.62 14.0% $28.96 $31.03 $33.78 Cost of Equity Terminal Yield 8% 7% 6% 11.0% $33.83 $36.39 $39.79 12.5% $31.27 $33.56 $36.62 14.0% $28.96 $31.03 $33.78 Cost of Equity

PF Ion Analysis at Various Prices 23 ($ in millions, except per unit data) __________________________________ Source: Management model. Unit count estimated as of 12/31/2014 per Management model. Debt as of 12/31/2014 per Management model. Based on 8/1/14 unit/share price for Electron, Neutron and Proton. Assumes $4.65 of cash consideration per Electron unit. Implied consideration = XR * Estimated Ion share price + Cash consideration. Implied premium = Implied consideration / Current Electron price - 1. Median Trading Comps PF Ion Illustrative Ion Share Price Large Cap Diversified Diversified General Large Cap Metric Current High Growth Gas Midstream Partners Utilities Estimated Share Price $30.49 $32.99 $35.49 $37.99 $40.49 $42.99 Units Outstanding (as of 12/31/2014) 2,140 2,140 2,140 2,140 2,140 2,140 Implied Total Equity Value (1) $65,249 $70,598 $75,948 $81,298 $86,648 $91,998 Add: Net Debt (as of 12/31/2014) $40,816 $40,816 $40,816 $40,816 $40,816 $40,816 Implied Enterprise Value (2) $106,065 $111,415 $116,765 $122,115 $127,465 $132,815 EV / EBITDA 2015E $8,013 13.2x 13.9x 14.6x 15.2x 15.9x 16.6x 10.4x 12.6x 13.3x 22.6x 9.2x 2016E 8,931 11.9x 12.5x 13.1x 13.7x 14.3x 14.9x - - - - - 2017E 9,834 10.8x 11.3x 11.9x 12.4x 13.0x 13.5x - - - - - Dividends per Share / Price Current - LQA $1.72 5.6% 5.2% 4.8% 4.5% 4.2% 4.0% 3.4% 3.2% 6.6% 3.1% 4.1% 2014E 1.72 5.6% 5.2% 4.8% 4.5% 4.2% 4.0% 3.4% 3.4% 6.6% 3.1% 4.1% 2015E 2.00 6.6% 6.1% 5.6% 5.3% 4.9% 4.7% 3.7% 3.7% 7.0% 4.1% 4.2% 2016E 2.20 7.2% 6.7% 6.2% 5.8% 5.4% 5.1% - - - - - Implied Consideration per Electron Unit (3)(4) 7/29, 12.5% Premium (Exchange Ratio: 0.9142x) $32.53 $34.81 $37.10 $39.38 $41.67 $43.95 7/16, 10.0% Premium (Exchange Ratio: 0.9337x) $33.12 $35.46 $37.79 $40.12 $42.46 $44.79 7/29, 15.8% Premium (Exchange Ratio: 0.9451x) $33.47 $35.83 $38.19 $40.56 $42.92 $45.28 7/16, 12.5% Premium (Exchange Ratio: 0.9578x) $33.86 $36.25 $38.64 $41.04 $43.43 $45.83 Implied Premium (3)(5) 7/29, 12.5% Premium (Exchange Ratio: 0.9142x) (1.6%) 5.4% 12.3% 19.2% 26.1% 33.0% 7/16, 10.0% Premium (Exchange Ratio: 0.9337x) 0.2% 7.3% 14.4% 21.4% 28.5% 35.6% 7/29, 15.8% Premium (Exchange Ratio: 0.9451x) 1.3% 8.4% 15.6% 22.7% 29.9% 37.1% 7/16, 12.5% Premium (Exchange Ratio: 0.9578x) 2.5% 9.7% 17.0% 24.2% 31.5% 38.7%

Contribution Analysis 24 ___________________________________ Source: Management model. Contribution analysis based on DCF attributable to Electron unaffiliated LP units , Proton unaffiliated LP units and pre-tax status quo Ion operating cash flow less maintenance capex, which includes cash flows to Ion from its interest in LP units, GP & IDRS of both Electron and Proton. Unaffiliated LP units increase each year as a result of unit issuances. Pro forma ownership adjusted for 100% stock consideration by assuming cash consideration of $4.65 per unit is used to purchase pro forma Ion shares at transaction share price of $35.49 as of 8/1/14. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. Contribution Analysis – Pre-Tax Distributable Cash Flow to Unaffiliated LPs(1) Pro Forma Ownership per Premium Paid(2) 5.9% 6.0% 6.0% 6.0% 6.0% 6.1% 6.6% 6.3% 6.9% 7.0% 7.2% 45.5% 45.7% 45.9% 46.2% 46.5% 46.7% 46.6% 46.9% 46.6% 45.9% 45.4% 48.6% 48.3% 48.1% 47.8% 47.5% 47.2% 46.8% 46.8% 46.6% 47.1% 47.4% 2023E 2022E 2021E 2020E 2019E 2018E 2017E 2016E 2015E 2014E 2013A Electron (Unaffiliated LP) Proton (Unaffiliated LP) SQ Ion 6.8% 6.9% 7.0% 7.1% 0.9142x 0.9337x 0.9451x 0.9578x 7/29, 12.5% Premium 7/16, 10.0% Premium 7/29, 15.8% Premium 7/16, 12.5% Premium

Transaction Premiums Summary

A	B	C	D	E	F	G	H	I
	Spot 1-Day Premiums				1-Week Average Premiums			
	Min	Median	Mean	Max	Min	Median	Mean	Max
Energy Transactions								
Stock	(2.3%)	16.2%	15.8%	37.5%	(3.8%)	16.1%	16.7%	40.3%
Cash + Stock	11.2%	34.0%	32.5%	61.4%	8.9%	28.0%	34.7%	72.1%
Cash	8.3%	28.6%	36.9%	79.9%	8.2%	32.4%	35.7%	73.6%
All	(2.3%)	23.2%	28.5%	79.9%	(3.8%)	24.6%	29.2%	73.6%
Midstream Transactions								
MLPs								
Stock	2.2%	13.1%	16.2%	34.6%	(1.1%)	14.6%	15.6%	35.9%
Cash + Stock	14.5%	22.0%	20.9%	26.2%	14.6%	22.2%	20.8%	25.6%
Cash	-	-	-	-	-	-	-	-
All	2.2%	15.6%	17.1%	34.6%	(1.1%)	17.9%	16.7%	35.9%
C-Corps								
Stock	16.8%	16.8%	16.8%	16.8%	15.0%	15.0%	15.0%	15.0%
Cash + Stock	22.5%	27.4%	29.0%	37.2%	25.5%	28.7%	31.8%	41.1%
Cash	-	-	-	-	-	-	-	-
All	16.8%	25.0%	26.0%	37.2%	15.0%	27.1%	27.6%	41.1%
All Midstream								
Stock	2.2%	15.6%	16.2%	34.6%	(1.1%)	15.0%	15.6%	35.9%
Cash + Stock	14.5%	24.4%	24.9%	37.2%	14.6%	25.6%	26.3%	41.1%
Cash	-	-	-	-	-	-	-	-
All	2.2%	21.2%	19.0%	37.2%	(1.1%)	18.9%	19.0%	41.1%

Source: FactSet, Company filings, IHS Herold.
Note: Energy Transactions include: U.S. listed energy and power & utilities only targets, 1/1/2010 to present, greater than $1 billion. Midstream Transactions include: U.S. listed midstream only targets, 1/1/2003 to present, greater than $1 billion. Premiums calculated off unaffected unit / share price prior to transaction announcement.

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25

IV. Pro Forma Impact 26

Electron Pro Forma Impact Sensitivities Pre-Tax Distributable & Distributed Accretion / (Dilution) Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 27 ___________________________________ Note: Analysis based on status quo Electron and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes same premium applied to Electron and Proton. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. (20%) (12%) (7%) 0% 6% 14% 16% 17% 18% (18%) (10%) (6%) 2% 8% 16% 18% 19% 20% (17%) (9%) (5%) 3% 10% 17% 19% 20% 21% (16%) (8%) (3%) 4% 11% 18% 21% 22% 23% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 0.9142x 0.9337x 0.9451x 0.9578x

Electron Pro Forma Impact Sensitivities Distributable & Distributed Accretion / (Dilution) with Estimated Avg. Unitholder Transaction Taxes Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 28 ___________________________________ Note: Analysis based on status quo Electron and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes same premium applied to Electron and Proton. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. (20%) (12%) (12%) (0%) 0% 1% 3% 4% 5% (19%) (10%) (10%) 2% 2% 3% 5% 6% 7% (18%) (9%) (9%) 3% 3% 5% 6% 7% 8% (17%) (8%) (8%) 4% 4% 6% 7% 8% 9% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 0.9142x 0.9337x 0.9451x 0.9578x (28%) (21%) (17%) (10%) (4%) 2% 4% 5% 6% (26%) (19%) (15%) (8%) (2%) 4% 6% 7% 8% (25%) (18%) (14%) (7%) (1%) 5% 7% 8% 9% (24%) (17%) (13%) (6%) 0% 7% 9% 10% 11% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 0.9142x 0.9337x 0.9451x 0.9578x

Electron Pro Forma Impact Sensitivities Pre-Tax Distributable & Distributed Accretion / (Dilution) @ 7/29, 12.5% Premium Distributable Cash Flow per Share / Unit(1) Pre-Tax Dividend / Distributions per Share / Unit(1) 29 ___________________________________ Note: Analysis based on status quo Electron and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes same premium applied to Electron and Proton. Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. (20%) (12%) (7%) 0% 6% 14% 16% 17% 18% (23%) (16%) (12%) (5%) 1% 8% 16% 18% 19% (15%) (7%) (2%) 6% 12% 14% 15% 16% 17% (23%) (16%) (12%) (5%) 1% 5% 6% 7% 8% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Base Case Electon: +5% EBITDA / Proton: +5% EBITDA Electon: -5% EBITDA / Proton: -5% EBITDA Electon: +5% EBITDA / Proton: -5% EBITDA

Electron Pro Forma Impact Sensitivities Distributable & Distributed A / (D) with Est. Avg. Unitholder Transaction Taxes @ 7/29, 12.5% Premium Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 30 ___________________________________ Note: Analysis based on status quo Electron and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes same premium applied to Electron and Proton. Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. (20%) (12%) (12%) (0%) 0% 1% 3% 4% 5% (20%) (11%) (11%) 0% 1% 2% 4% 5% 6% (20%) (13%) (12%) (1%) (1%) 1% 2% 3% 4% (27%) (20%) (19%) (9%) (9%) (8%) (6%) (5%) (4%) 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Base Case Electon: +5% EBITDA / Proton: +5% EBITDA Electon: -5% EBITDA / Proton: -5% EBITDA Electon: +5% EBITDA / Proton: -5% EBITDA (28%) (21%) (17%) (10%) (4%) 2% 4% 5% 6% (31%) (24%) (21%) (15%) (9%) (3%) 4% 6% 7% (24%) (16%) (12%) (5%) 1% 2% 3% 4% 5% (31%) (24%) (21%) (15%) (9%) (6%) (5%) (4%) (3%) 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Base Case Electon: +5% EBITDA / Proton: +5% EBITDA Electon: -5% EBITDA / Proton: -5% EBITDA Electon: +5% EBITDA / Proton: -5% EBITDA

Pro Forma Ion Impact Sensitivities Available & Distributed Accretion / (Dilution) Cash Flow Available for Dividend per Share(1) Dividend per Share(1) 31 ___________________________________ Note: Analysis based on status quo Ion and pro forma Ion metrics. Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. 21.7% 21.3% 26.7% 35.4% 31.5% 28.5% 25.6% 22.4% 19.4% 21.6% 21.2% 26.6% 35.3% 31.4% 28.4% 25.4% 22.3% 19.2% 21.5% 21.1% 26.6% 35.2% 31.3% 28.3% 25.4% 22.2% 19.2% 21.5% 21.1% 26.5% 35.1% 31.2% 28.2% 25.3% 22.2% 19.1% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 0.9142x 0.9337x 0.9451x 0.9578x 8.7% 10.2% 17.1% 20.1% 23.6% 27.4% 25.6% 22.4% 19.4% 8.7% 10.2% 17.1% 20.1% 23.6% 27.4% 25.4% 22.3% 19.2% 8.7% 10.2% 17.1% 20.1% 23.6% 27.4% 25.4% 22.2% 19.2% 8.7% 10.2% 17.1% 20.1% 23.6% 27.4% 25.3% 22.2% 19.1% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 0.9142x 0.9337x 0.9451x 0.9578x

Illustrative PF Ion Value Uplift Premiums Analysis

	Electron Premium Paid							
	Cash Flow Available for Dividend				Dividend			
	7/29	7/16	7/29	7/16	7/29	7/16	7/29	7/16
Premium	**12.5% Premium**	**10.0% Premium**	**15.8% Premium**	**12.5% Premium**	**12.5% Premium**	**10.0% Premium**	**15.8% Premium**	**12.5% Premium**
	0.9142x	**0.9337x**	**0.9451x**	**0.9578x**	**0.9142x**	**0.9337x**	**0.9451x**	**0.9578x**
Pre-Tax								
Ion Shares per Electron (Cash Adjusted XR)	0.9142x	0.9337x	0.9451x	0.9578x	0.9142x	0.9337x	0.9451x	0.9578x
Cash Consideration	$4.65	$4.65	$4.65	$4.65	$4.65	$4.65	$4.65	$4.65
Implied Value to Electron[1]	$37.10	$37.79	$38.19	$38.64	$37.10	$37.79	$38.19	$38.64
2015E Accretion to Ion[2]	21.7%	21.6%	21.5%	21.5%	8.7%	8.7%	8.7%	8.7%
Ion Value Uplift	$7.69	$7.66	$7.64	$7.61	$3.07	$3.07	$3.07	$3.07
Electron Value Uplift[3]	$7.03	$7.15	$7.22	$7.29	$2.81	$2.87	$2.90	$2.94
Pro Forma Value to Electron	$44.13	$44.94	$45.41	$45.94	$39.90	$40.66	$41.10	$41.59
Pro Forma Premium[4]	**33.6%**	**36.0%**	**37.4%**	**39.0%**	**20.8%**	**23.1%**	**24.4%**	**25.9%**
Post-Tax								
Average Estimated Electron Unitholder Transaction Taxes	($3.79)	($3.79)	($3.79)	($3.79)	($3.79)	($3.79)	($3.79)	($3.79)
Post-Tax Implied Value to Electron	$33.31	$34.00	$34.40	$34.85	$33.31	$34.00	$34.40	$34.85
Pro Forma Value to Electron	$40.34	$41.15	$41.62	$42.15	$36.11	$36.87	$37.31	$37.80
Pro Forma Premium[4]	**22.1%**	**24.5%**	**26.0%**	**27.6%**	**9.3%**	**11.6%**	**12.9%**	**14.4%**

Note: Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price.
1) Based on Ion share price as of 8/1/14.
2) Reflects 2015E dividend accretion per share of PF Ion.
3) Electron value uplift equals Ion value uplift per share multiplied by the Ion shares received per Electron share.
4) Premium based on Electron unit price of $33.04 as of 8/1/14.

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Appendix 33

Summary of Forecast 34 ($ in millions, except per share / unit data) 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E EBITDA $1,198 $1,240 $1,249 $1,441 $1,499 $1,574 $1,653 $1,735 $1,822 $1,913 DCF per LP Unit $2.62 $2.63 $2.58 $2.78 $2.83 $2.92 $3.01 $3.09 $3.18 $3.28 Distributions per LP Unit 2.60 2.60 2.60 2.73 2.78 2.87 2.96 3.05 3.14 3.23 Distributions Ion - GP Interest + IDRs $232 $239 $247 $290 $306 $335 $363 $394 $425 $459 Ion - LP 238 241 241 253 258 267 275 283 292 300 Public Unaffiliated LP 350 367 383 429 453 477 505 535 566 599 Interest Expense 312 321 331 387 398 409 421 432 445 458 Funding: Equity 462 131 263 394 0 165 174 182 191 201 Debt 0 0 0 0 0 165 174 182 191 201 Distribution Coverage 9 15 (8) 26 24 24 24 24 24 24 Total Debt 4,764 5,301 6,103 6,035 6,108 6,273 6,447 6,629 6,820 7,021 Total Debt / EBITDA 4.0x 4.3x 4.9x 4.2x 4.1x 4.0x 3.9x 3.8x 3.7x 3.7x EBITDA $5,943 $6,561 $7,491 $8,191 $9,546 $10,023 $10,524 $11,050 $11,603 $12,183 DCF per LP Unit 5.57 5.73 6.15 6.43 6.95 7.08 7.29 7.50 7.71 7.93 Distributions per LP Unit 5.58 5.83 6.18 6.46 6.96 7.09 7.30 7.51 7.72 7.94 Distributions Ion - GP Interest + IDRs $1,918 $2,143 $2,469 $2,755 $3,184 $3,389 $3,603 $3,830 $4,070 $4,324 Ion - LP 243 254 269 281 303 308 318 327 336 345 Public Unaffiliated LP 2,322 2,569 2,851 3,120 3,539 3,746 3,951 4,170 4,403 4,651 Interest Expense $988 $1,159 $1,373 $1,487 $1,932 $1,981 $2,029 $2,075 $2,118 $2,159 Funding: Equity $2,658 $1,633 $1,833 $2,018 $3,491 $2,312 $2,497 $2,696 $2,912 $3,146 Debt 2,287 2,254 4,246 3,703 717 845 818 785 743 691 Distribution Coverage 32 125 63 68 29 31 33 35 37 39 Total Debt $22,201 $24,455 $28,701 $32,404 $33,121 $33,966 $34,784 $35,569 $36,312 $37,003 Total Debt / EBITDA 3.7x 3.7x 3.8x 4.0x 3.5x 3.4x 3.3x 3.2x 3.1x 3.0x Proton Status Quo Electron Status Quo

Summary of Forecast (Cont’d) 35 ($ in millions, except per share / unit data) ___________________________________ Note: Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Consolidated EBITDA $7,382 $7,993 $8,911 $9,814 $11,225 $11,777 $12,357 $12,966 $13,605 $14,276 Unconsolidated EBITDA 2,899 3,102 3,428 3,801 4,257 4,506 4,767 5,043 5,334 5,642 DCF per Share 1.72 1.84 2.00 2.07 2.22 2.37 2.53 2.70 2.87 3.06 Dividend per Share 1.72 1.84 2.00 2.07 2.22 2.37 2.53 2.70 2.87 3.06 Total Dividends 1,782 1,908 2,115 2,189 2,352 2,513 2,682 2,860 3,048 3,247 Interest Expense 517 509 540 612 616 616 616 616 616 616 Funding: Equity $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 Debt NA 264 339 222 110 0 0 0 0 0 Retained Cash Flow 0 0 0 0 0 0 0 0 0 0 Total Debt - Consolidated 36,616 39,672 45,059 48,916 49,816 50,826 51,818 52,785 53,719 54,611 Total Debt / EBITDA-Consolidated 5.0x 5.0x 5.1x 5.0x 4.4x 4.3x 4.2x 4.1x 3.9x 3.8x EBITDA - $8,013 $8,931 $9,834 $11,245 $11,797 $12,377 $12,986 $13,625 $14,296 DCF per Share - 2.24 2.42 2.62 3.00 3.12 3.25 3.39 3.52 3.65 Dividend per Share - 2.00 2.20 2.42 2.66 2.93 3.22 3.39 3.52 3.65 Total Dividends - 4,340 4,922 5,532 6,085 6,693 7,362 7,739 8,041 8,350 Interest Expense - 2,109 2,417 2,755 2,965 3,124 3,266 3,427 3,607 3,789 Funding: - Equity - $0 $2,000 $1,780 $0 $0 $0 $0 $0 $0 Debt - NA 4,981 4,413 3,036 2,007 2,495 2,685 2,819 2,960 Retained Cash Flow - 520 494 454 777 428 62 0 0 0 Total Debt - Consolidated - 45,200 50,181 54,594 57,629 59,637 62,131 64,816 67,636 70,596 Total Debt / EBITDA-Consolidated - 5.6x 5.6x 5.6x 5.1x 5.1x 5.0x 5.0x 5.0x 4.9x Ion Status Quo Ion Pro Forma

___________________________________ Source: FactSet as of 8/1/2014. Electron select comp group includes the following: EEP, ETP, KMP, OKS, SEP, TCP, and WPZ. Target prices on Electron’s select comp group based off analysts’ guidance provided by FactSet. Median line excludes Electron. Median Target: $35.00 ($/unit) Current Price: $33.04 LP DCF / LP Unit EBITDA ($MM) Electron Wall Street Analyst Targets Price Targets Recommendation Summary 36 Total Recommendations: 9 Electron Select Comp Group: Target Price Summary(1,2) Median(3): 6.6% Management Estimates $4.08 $4.07 $2.72 $2.75 $2.60 $2.60 $2.62 $2.63 2014E 2015E 16.7% 7.3% 1.5% Max Average Min (Target Price / Current Price) - 1 $35.00 $40.00 $37.00 $35.00 $32.00 $34.00 $35.00 RBC Capital Markets: 7-21-14 Deutsche Bank Research: 7-19-14 Ladenburg Thalmann & Co: 7-17-14 Restricted: 7-17-14 Jefferies: 7-17-14 Restricted: 7-17-14 Restricted: 7-17-14 $1,294 $1,405 $1,178 $1,261 $1,079 $1,087 $1,198 $1,240 2014E 2015E

Selected MLP Peers ____________________________________ Source: Company filings, FactSet, Wall Street Research, as of 8/1/2014. Expected Total Return 37 A B C D E F G Expected Current - 2015E Current Implied Total Distribution Growth Current Implied Total Company Distribution CAGR Yield Return Since IPO (CAGR) Yield Return Enbridge Energy Partners LP 6% 7% 13% 3% 7% 9% Energy Transfer Partners LP 5% 7% 12% 9% 7% 16% Kinder Morgan Energy Partners LP 4% 7% 11% 11% 7% 18% ONEOK Partners LP 9% 5% 14% 5% 5% 11% Spectra Energy Partners LP 11% 4% 15% 10% 4% 14% TC Pipelines Partners LP 3% 6% 9% 4% 6% 11% Williams Partners LP 7% 7% 14% 12% 7% 19% Median 6% 7% 13% 9% 7% 14% Mean 6% 6% 13% 8% 6% 14% Electron 0% 8% 8% 13% 8% 21%

Electron Cost of Capital

Standalone Analysis

($ in millions)

Cost of LP Equity

	S&P 500	Alerian MLP
Raw Beta[1]	0.708	0.872
R^2	0.251	0.583
Spot Risk-Free Rate[2]	3.0%	3.0%
Equity Premium	6.7%[3]	7.1%[4]
Cost of LP Equity	**7.8%**	**9.2%**

Cost of LP and GP Equity

% of CF to GP & IDR[5]	*28.1%*	*28.1%*
Cost of GP & LP Equity	**10.8%**	**12.8%**

Cost of Capital - Current Capital Structure

	Low	High
Cost of Equity	10.8%	12.8%
Cost of Debt	3.8%	4.8%
Market Value of Equity	$10,625	$10,625
Total Debt	4,783	4,783
Cost of Capital	**8.6%**	**10.3%**

Cost of Debt

	Low	High
Pre-Tax Cost of Debt[6]	3.75%	4.75%
Effective Tax Rate[7]	0.0%	0.0%
Cost of Debt	**3.8%**	**4.8%**

Cost of Capital - Permanent Financing

	Low	High
Cost of Equity[8]	10.3%	12.1%
Cost of Debt	3.8%	4.8%
% Equity	75%	75%
% Debt	25%	25%
Cost of Capital	**8.7%**	**10.3%**

Source: FactSet, Ibbotson, Company filings. As of 8/1/2014.

(1) From 8/1/2004 to 8/1/2014, weekly.
(2) 20-year treasury bill rate from the Federal Reserve at 8/1/2014.
(3) Ibbotson 2013 Risk Premia Over Time report, page 7.
(4) Based on 10-year average, annualized monthly returns of Alerian MLP Index, less the 10-year average monthly 20-year treasury bill rate. Data from 8/1/2004-8/1/2014.
(5) Cost of equity grossed up by 1 minus the % of CF to GP & IDR to account for incremental cash cost of MLP equity.
(6) Weighted average interest rate of current Electron debt outstanding.
(7) Average effective tax rate for the 3 last fiscal years.
(8) Cost of equity adjusted for alternative capital structure.

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Electron Cost of Capital

Select Public MLP Comps Analysis

($ in millions)

Select Comparable Electron Comps Data

A	B	C	D	E	F	G	H
				S&P 500		Alerian MLP	
Company Name	Market Equity Value	Total Debt	Debt/Equity	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Enbridge Energy Partners LP	$14,732	$6,195	0.42x	0.823	0.579	1.075	0.757
Energy Transfer Partners LP	30,316	17,579	0.58x	0.798	0.505	1.055	0.668
Kinder Morgan Energy Partners LP	67,773	22,214	0.33x	0.557	0.420	0.719	0.542
ONEOK Partners LP	20,017	6,176	0.31x	0.680	0.520	0.908	0.694
Spectra Energy Partners LP	18,520	5,907	0.32x	0.659	0.500	0.850	0.644
TC Pipelines Partners LP	3,371	1,563	0.46x	0.616	0.421	0.844	0.577
Williams Partners LP	34,474	11,797	0.34x	0.933	0.695	1.191	0.887
		Mean			0.520		0.681
		Median			0.505		0.668
		Implied Levered Beta[1]:					
		Mean		0.698		0.914	
		Median		0.678		0.896	

Cost of Equity

	S&P 500	Alerian MLP Index
Raw Beta[2]	0.678	0.896
Risk-Free Rate[3]	3.0%	3.0%
Equity Premium	6.7%[4]	7.1%[5]
Cost of LP Equity	7.6%	9.4%
Cost of Equity[6]	10.5%	13.0%

Cost of Debt

	Low	High
Pre-Tax Cost of Debt[7]	3.8%	4.8%
Effective Tax Rate[2]	0.0%	0.0%
Cost of Debt	3.8%	4.8%

Cost of Capital - Target Cap. Structure

	Low	High
Cost of Equity	10.5%	13.0%
Cost of Debt	3.8%	4.8%
% Equity	75%	75%
% Debt	25%	25%
Cost of Capital	8.8%	11.0%

Source: FactSet, Ibbotson, Company filings. As of 8/1/2014.

(1) Targeted capital structure based on median of select comp group.
(2) Based on median of select comp group.
(3) 20-year treasury bill rate from the Federal Reserve at 8/1/2014.
(4) Ibbotson Risk Premia Over Time report, page 4.
(5) Based on 10-year average, annualized monthly returns of Alerian MLP (TR) index, less the 10-year average monthly 20-year treasury bill rate. Data from 8/1/2004-8/1/2014.
(6) Cost of equity grossed up by 1 minus the % of CF to GP & IDR interests to account for incremental cash cost of MLP equity. Based on peer median % of cash flow to GP and IDRs.
(7) Weighted average interest rate of current Electron debt outstanding.

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Ion Cost of Capital

Diversified Midstream MLPs

($ in millions)

Select Ion Comps Data

A	B	C	D	E	F	G	H
				S&P 500		Alerian MLP	
Company Name	Market Equity Value	Total Debt	Debt/Equity	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Enbridge Energy Partners LP	$14,732	$6,195	0.42x	0.823	0.579	1.075	0.757
Energy Transfer Partners LP	30,316	17,579	0.58x	0.798	0.505	1.055	0.668
Enterprise Products Partners LP	68,711	18,368	0.27x	0.891	0.703	1.062	0.838
Kinder Morgan Energy Partners LP	67,773	22,214	0.33x	0.557	0.420	0.719	0.542
ONEOK Partners LP	20,017	6,176	0.31x	0.680	0.520	0.908	0.694
Plains All American Pipeline Partners LP	31,217	7,703	0.25x	0.812	0.651	1.024	0.821
Williams Partners LP	34,474	11,797	0.34x	0.933	0.695	1.191	0.887
		Mean			0.582		0.744
		Median			0.579		0.757
		Implied Levered Beta[1]:					
		Mean		**0.773**		**0.988**	
		Median		**0.769**		**1.005**	

Cost of Equity

	S&P 500	Alerian MLP Index
Raw Beta [2]	0.769	1.005
Risk-Free Rate[3]	3.0%	3.0%
Equity Premium	6.7%[4]	7.1%[5]
Cost of LP Equity	8.2%	10.1%
Cost of Equity[6]	11.9%	14.7%

Cost of Debt

	Low	High
Pre-Tax Cost of Debt[7]	4.5%	5.0%
Effective Tax Rate [2]	36.5%	36.5%
Cost of Debt	2.9%	3.2%

Cost of Capital - Target Cap. Structure

	Low	High
Cost of Equity	11.9%	14.7%
Cost of Debt	2.9%	3.2%
% Equity	67%	67%
% Debt	33%	33%
Cost of Capital	8.9%	10.9%

Source: FactSet, Ibbotson, Company filings. As of 8/1/2014.

(1) Targeted capital structure based on median of select comp group.
(2) Based on median of select comp group.
(3) 20-year treasury bill rate from the Federal Reserve at 8/1/2014.
(4) Ibbotson Risk Premia Over Time report, page 4.
(5) Based on 10-year average, annualized monthly returns of Alerian MLP (TR) index, less the 10-year average monthly 20-year treasury bill rate. Data from 8/1/2004-8/1/2014.
(6) Cost of equity grossed up by 1 minus the % of CF to GP & IDR interests to account for incremental cash cost of MLP equity. Based on peer median % of cash flow to GP and IDRs.
(7) Estimated cost of incremental debt at pro forma Ion.

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Ion Cost of Capital

Diversified Gas

($ in millions)

Select Ion Comps Data

A	B	C	D	E	F	G	H	I
					S&P 500		S&P 500 / Utilities -SEC	
Company Name	Market Equity Value	Total Debt	Debt/Equity	Tax Rate	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
CenterPoint Energy Inc.	$10,614	$8,563	0.81x	46.5%	0.868	0.606	1.142	0.798
Enbridge	42,692	27,872	0.65x	30.1%	0.405	0.278	0.466	0.320
Spectra Energy	27,351	14,422	0.53x	26.9%	0.997	0.720	1.045	0.754
Sempra Energy	24,709	12,881	0.52x	17.7%	0.735	0.514	0.988	0.691
TransCanada Corp.	35,060	23,583	0.67x	28.2%	0.679	0.458	0.685	0.462
Williams Companies	41,855	16,290	0.39x	25.1%	1.441	1.116	1.370	1.061
		Mean				0.615		0.681
		Median				0.560		0.723
		Implied Levered Beta[(1)]:						
		Mean			**0.873**		**0.966**	
		Median			**0.800**		**1.032**	

Cost of Equity

	S&P 500	S&P 500 Utilities
Raw Beta [(2)]	0.800	1.032
Risk-Free Rate[(3)]	3.0%	3.0%
Equity Premium	6.7%[(4)]	7.1%[(5)]
Cost of Equity	8.4%	10.3%

Cost of Debt

	Low	High
Pre-Tax Cost of Debt [(6)]	4.5%	5.0%
Effective Tax Rate [(2)]	36.5%	36.5%
Cost of Debt	2.9%	3.2%

Cost of Capital - Target Cap. Structure

	Low	High
Cost of Equity	8.4%	10.3%
Cost of Debt	2.9%	3.2%
% Equity	67%	67%
% Debt	33%	33%
Cost of Capital	6.5%	7.9%

Source: FactSet, Ibbotson, Company filings. As of 8/1/2014.
(1) Targeted capital structure based on median of select comp group.
(2) Based on median of select comp group.
(3) 20-year treasury bill rate from the Federal Reserve at 8/1/2014.
(4) Ibbotson Risk Premia Over Time report, page 4.
(5) Based on 10-year average, annualized monthly returns of S&P 500 Utilities index, less the 10-year average monthly 20-year treasury bill rate. Data from 8/1/2004-8/1/2014.
(6) Estimated cost of incremental debt at pro forma Ion.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

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Ion Cost of Capital

Large Cap Utilities

($ in millions)

Select Ion Comps Data

A	B	C	D	E	F	G	H	I
					S&P 500		S&P 500 / Utilities -SEC	
Company Name	Market Equity Value	Total Debt	Debt/Equity	Tax Rate	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
American Electric Power Co.	$25,573	$17,083	0.67x	33.4%	0.675	0.467	0.999	0.691
Dominion Resources Inc.	39,524	23,553	0.60x	32.2%	0.579	0.412	0.923	0.657
Duke Energy Corp.	51,830	42,214	0.81x	30.5%	0.555	0.354	0.869	0.555
Exelon Corp.	27,269	21,449	0.79x	36.5%	0.768	0.512	1.205	0.804
PPL Corp.	22,225	21,931	0.99x	23.8%	0.610	0.348	0.982	0.561
Southern Co.	38,902	23,879	0.61x	34.6%	0.382	0.272	0.700	0.499
		Mean				0.395		0.628
		Median				0.383		0.609
		Implied Levered Beta[1]:						
		Mean			0.590		0.939	
		Median			0.571		0.906	

Cost of Equity

	S&P 500	S&P 500 Utilities
Raw Beta [2]	0.571	0.906
Risk-Free Rate[3]	3.0%	3.0%
Equity Premium	6.7%[4]	7.1%[5]
Cost of Equity	6.9%	9.4%

Cost of Debt

	Low	High
Pre-Tax Cost of Debt [6]	4.5%	5.0%
Effective Tax Rate [2]	36.5%	36.5%
Cost of Debt	2.9%	3.2%

Cost of Capital - Target Cap. Structure

	Low	High
Cost of Equity	6.9%	9.4%
Cost of Debt	2.9%	3.2%
% Equity	67%	67%
% Debt	33%	33%
Cost of Capital	5.5%	7.4%

Source: FactSet, Ibbotson, Company filings. As of 8/1/2014.
(1) Targeted capital structure based on median of select comp group.
(2) Based on median of select comp group.
(3) 20-year treasury bill rate from the Federal Reserve at 8/1/2014.
(4) Ibbotson Risk Premia Over Time report, page 4.
(5) Based on 10-year average, annualized monthly returns of S&P 500 Utilities index, less the 10-year average monthly 20-year treasury bill rate. Data from 8/1/2004-8/1/2014.
(6) Estimated cost of incremental debt at pro forma Ion.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

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Ion Cost of Capital

Large Cap High Growth / High Dividend Payers

($ in millions)

Select Ion Comps Data

A	B	C	D	E	F	G
					S&P 500	
Company Name	Market Equity Value	Total Debt	Debt/Equity	Tax Rate	Levered Beta	Unlevered Beta
General Electric	$257,606	$297,113	1.15x	15.7%	1.209	0.613
Chevron	246,467	22,968	0.09x	42.1%	1.005	0.953
Procter & Gamble	222,961	36,365	0.16x	23.9%	0.475	0.422
Pfizer	186,392	36,968	0.20x	26.7%	0.757	0.661
Philip Morris	129,542	29,679	0.23x	29.3%	0.695	0.598
Cisco Systems	131,992	20,892	0.16x	16.3%	1.040	0.919
McDonalds Corp	94,028	13,927	0.15x	31.9%	0.532	0.483
Altria Group	80,546	13,993	0.17x	36.4%	0.491	0.442
Simon Property Group	52,088	23,187	0.45x	1.6%	1.364	0.948
Lockheed Martin	58,272	6,169	0.11x	29.4%	0.681	0.633
		Mean				0.667
		Median				0.623
		Implied Levered Beta[1]:				
		Mean			0.751	
		Median			0.699	

Cost of Equity

	S&P 500
Raw Beta[2]	0.699
Risk-Free Rate[3]	3.0%
Equity Premium	6.7%[4]
Cost of Equity	7.7%

Cost of Debt

	Low	High
Pre-Tax Cost of Debt[5]	4.5%	5.0%
Effective Tax Rate[2]	36.5%	36.5%
Cost of Debt	2.9%	3.2%

Cost of Capital - Target Cap. Structure

Cost of Equity	7.7%
Cost of Debt	3.2%
% Equity	67%
% Debt	33%
Cost of Capital	6.2%

Source: FactSet, Ibbotson, Company filings. As of 8/1/2014.
(1) Targeted capital structure based on median of select comp group.
(2) Based on median of select comp group.
(3) 20-year treasury bill rate from the Federal Reserve at 8/1/2014.
(4) Ibbotson Risk Premia Over Time report, page 4.
(5) Estimated cost of incremental debt at pro forma Ion.

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